Exhibit 99.1

Lindblad Expeditions Holdings, Inc. Reports 2026

Second Quarter Financial Results

Second Quarter 2026 Highlights:

●	Total revenue increased 19% to $199.2 million

●	Net loss available to stockholders improved $8.3 million to $1.4 million

●	Adjusted EBITDA increased 31% to $32.5 million

●	Lindblad segment net yield per available guest night increased 4% to $1,294

●	Occupancy increased to 91% from 86%

NEW YORK, August 3, 2026 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad”), a global provider of expedition cruises and adventure travel experiences, today reported financial results for the second quarter ended June 30, 2026.

Natalya Leahy, Chief Executive Officer, said “Our second-quarter results once again demonstrate the strength of our strategy and the focused execution of our team. We achieved another record second-quarter net yield of $1,294 and 91% occupancy, our strongest second-quarter occupancy in a decade, while increasing capacity by 12%. Adjusted EBITDA increased 31%, and margins expanded despite higher fuel costs. These results reinforce our confidence in the company’s ability to deliver sustainable long-term growth and value creation.”

SECOND QUARTER RESULTS

Tour Revenues

Second quarter tour revenues of $199.2 million increased $31.3 million, or 19%, as compared to the same period in 2025. The increase was driven by an $18.2 million increase at the Lindblad segment and a $13.1 million increase at the Land Experiences segment.

Lindblad segment tour revenues of $129.2 million increased $18.2 million, or 16%, compared to the second quarter a year ago primarily due to a 4% increase in net yield per available guest night to $1,294 driven by an increase in occupancy to 91% from 86% in the second quarter a year ago.

Land Experiences tour revenues of $70.0 million increased $13.1 million, or 23%, compared to the second quarter a year ago primarily due to operating additional trips and higher pricing.

Net Loss

Net loss available to stockholders for the second quarter was $1.4 million, $0.02 per diluted share, as compared with a net loss available to stockholders of $9.7 million, $0.18 per diluted share, in the second quarter of 2025. The $8.3 million decrease in net loss primarily reflects improved operating results, despite a $3.4 million benefit related to employee retention tax credits in the prior year, and the absence of a preferred stock dividend compared to the $1.2 million preferred stock dividend in the same period in 2025.

Adjusted EBITDA

Second quarter Adjusted EBITDA of $32.5 million increased $7.6 million as compared to the same period in 2025 driven by a $6.1 million increase at the Lindblad segment and $1.5 million at the Land Experiences segment.

Lindblad segment Adjusted EBITDA of $22.5 million increased $6.1 million as compared to the same period in 2025, primarily due to increased tour revenues, partially offset by higher cost of tours related to an increase in voyages and higher fuel costs, increased sales and marketing costs, primarily due to increased royalties associated with the final royalty rate step-up under the National Geographic agreement, higher marketing spend to drive long-term growth initiatives, and the benefit of employee retention tax credits received in prior year.

Land Experiences segment Adjusted EBITDA of $10.0 million increased $1.5 million as compared to the same period in 2025, due to increased tour revenues, partially offset by increased operating and personnel costs related to increased trips, higher marketing spend to drive future growth, and the benefit of employee retention tax credits received in prior year.

	For the three months ended June 30,				For the six months ended June 30,
(In thousands)	2026	2025	Change	%	2026	2025	Change	%
Tour revenues:
Lindblad	$129,232	$111,045	$18,187	16%	$281,721	$242,153	$39,568	16%
Land Experiences	70,015	56,900	13,115	23%	125,539	105,513	20,026	19%
Total tour revenues	$199,247	$167,945	$31,302	19%	$407,260	$347,666	$59,594	17%
Operating income:
Lindblad	$3,850	$(2,070)	$5,920	NM	$14,415	$6,316	$8,099	128%
Land Experiences	8,104	6,477	1,627	25%	13,153	8,705	4,448	51%
Operating income	$11,954	$4,407	$7,547	171%	$27,568	$15,021	$12,547	84%
Adjusted EBITDA:
Lindblad	$22,460	$16,330	$6,130	38%	$50,405	$42,649	$7,756	18%
Land Experiences	10,003	8,511	1,492	18%	16,887	12,174	4,713	39%
Total adjusted EBITDA	$32,463	$24,841	$7,622	31%	$67,292	$54,823	$12,469	23%

Balance Sheet and Liquidity

The Company’s cash and cash equivalents and restricted cash were $364.9 million as of June 30, 2026, as compared with $289.7 million as of December 31, 2025. The increase primarily reflects $108.5 million of net cash provided by operating activities, due primarily to increased bookings for future travel, which was partially offset by $14.9 million in cash used in purchasing property and equipment and $19.8 million used to acquire an additional 5% ownership of Natural Habitat and an additional 9.9% ownership of Classic Journeys.

As of June 30, 2026, the Company had a total debt position of $675.0 million and was in compliance with all of its applicable debt covenants.

2026 OUTLOOK

The Company’s current expectations for the full year 2026 are as follows:

●	Tour revenues of $830 - $860 million

●	Adjusted EBITDA of $130 - $140 million

STOCK REPURCHASE PLAN

The Company currently has a $35.0 million stock repurchase plan in place. As of July 31, 2026, the Company had repurchased 875,218 shares and 6.0 million warrants under the plan for a total of $23.0 million and had $12.0 million remaining under the plan. As of July 27, 2026, there were 65.6 million shares common stock outstanding.

NON-GAAP FINANCIAL MEASURES

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, Occupancy, Net Yields and Net Cruise Costs, to enable it to analyze its performance and financial condition. The Company utilizes these financial measures to manage its business on a day-to-day basis and believes that they are the most relevant measures of performance. Some of these measures are commonly used in the cruise and tourism industry to evaluate performance. The Company believes these non-GAAP measures provide expanded insight to assess revenue and cost performance, in addition to the standard GAAP-based financial measures. There are no specific rules or regulations for determining non-GAAP measures, and as such, they may not be comparable to measures used by other companies within the industry.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The definitions of non-GAAP financial measures along with a reconciliation of non-GAAP financial information to GAAP are included in the supplemental financial schedules.

Audio Conference Webcast Information

The Company has scheduled an audio conference webcast at 9:00 a.m. Eastern Time on August 3, 2026, to discuss the Company’s second quarter financial results. The webcast can be accessed at investors.expeditions.com, or at https://events.q4inc.com/attendee/736341126. Dial-in numbers by country are available at https://help.events.q4inc.com/eahc/international-dial-in-numbers, meeting ID 736341126.

To participate in the Q&A, use the analyst registration, https://events.q4inc.com/analyst/736341126?pwd=ezWQ4MYr, to receive a unique passcode.

A replay of the webcast will be available at the Company’s investor relations website, investors.expeditions.com.

About Lindblad Expeditions Holdings, Inc.

Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company”) is a leader in global expedition travel, offering immersive, educational journeys that span all seven continents through its six pioneering brands. Driven by a passion for the planet and the belief that there is always more to be discovered, the Company leads travelers to the farthest reaches of the world with an expansive portfolio of ship- and land-based expeditions. In collaboration with National Geographic, Lindblad Expeditions operates and sells the National Geographic-Lindblad Expeditions co-brand, which offers ship-based voyages that allow guests to explore remote destinations alongside scientists and naturalists, and with state-of-the-art exploration tools. In addition to its renowned modern expedition cruises, the Company’s award-winning land-based brands—Natural Habitat Adventures, Off the Beaten Path, DuVine Cycling + Adventure Co., Classic Journeys, and Wineland-Thomson Adventures—provide extraordinary wildlife, cultural, and adventure-focused experiences. Together, these brands connect travelers with some of the planet’s most inspiring natural and cultural landscapes, fostering a deep appreciation for the world.

To learn more about Lindblad Expeditions Holdings, Inc., its growing portfolio of brands, and the Company’s commitment to responsible exploration, visit investors.expeditions.com.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial projections and may also generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following: (i) adverse general economic and/or geopolitical factors that negatively impact the ability or desire of people to travel; (ii) loss of business due to competition; (iii) unscheduled disruptions in our business due to travel restrictions, weather events, mechanical failures, crew or guest illness such as a gastrointestinal virus, pandemics, geopolitical issues or other events; (iv) increases in fuel prices, changes in fuel consumed and availability of fuel supply in the geographies in which we operate or in general; (v) the loss of key employees, our inability to recruit or retain qualified shoreside and shipboard employees and increased labor costs; (vi) the impact of delays or cost overruns with respect to anticipated or unanticipated drydock, maintenance, modifications or other required construction related to any of our vessels; (vii) management of our growth and our ability to execute our planned growth, including our ability to successfully integrate any future acquisitions; (viii) our ability to maintain our relationships with National Geographic and/or World Wildlife Fund; (ix) compliance with new and existing laws and regulations, including environmental regulations and travel advisories and restrictions; (x) our substantial indebtedness and our ability to remain in compliance with the financial and/or operating covenants in such arrangements; (xi) the impact of material litigation, enforcement actions, claims, fines or penalties on our business; (xii) the impact of severe or unusual weather conditions, including climate change, on our business; (xiii) adverse publicity regarding the travel and cruise industry in general, the safety of travel, or passenger and crew illnesses such as gastrointestinal virus or other health issues; (xiv) the result of future financing efforts; and (xv) those risks described in the Company’s filings with the SEC. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect the Company’s performance may be found in its filings with the SEC, which are available at http://www.sec.gov or at http://www.expeditions.com in the Investor Relations section of the Company’s website.

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	As of June 30, 2026	As of December 31, 2025
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$318,886	$256,692
Restricted cash	46,016	33,043
Prepaid expenses and other current assets	77,834	78,145
Total current assets	442,736	367,880

Property and equipment, net	502,243	522,123
Goodwill	60,609	60,609
Intangibles, net	15,542	16,599
Other long-term assets	12,891	12,747
Total assets	$1,034,021	$979,958

LIABILITIES
Current Liabilities:
Unearned passenger revenues	$439,858	$361,481
Accrued expenses	68,235	76,732
Accounts payable	15,043	22,227
Lease liabilities - current portion	1,693	1,151
Long-term debt - current portion	-	3
Total current liabilities	524,829	461,594

Long-term debt, less current portion	663,871	662,671
Deferred tax liabilities	854	2,224
Other long-term liabilities	6,933	6,968
Total liabilities	1,196,487	1,133,457

Commitments and contingencies
Series A redeemable convertible preferred stock, 165,000 shares authorized; no shares issued and outstanding as of June 30, 2026, 62,000 shares issued and outstanding as of December 31, 2025	-	83,079
Redeemable noncontrolling interests	33,372	47,948
	33,372	131,027

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; 62,000 Series A shares issued and outstanding as of December 31, 2025	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized; 65,613,308 and 55,421,384 issued, 65,515,419 and 55,323,495 outstanding as of June 30, 2026 and December 31, 2025, respectively	7	6
Additional paid-in capital	216,460	126,873
Accumulated deficit	(412,305)	(411,405)
Total stockholders’ deficit	(195,838)	(284,526)
Total liabilities, mezzanine equity and stockholders’ deficit	$1,034,021	$979,958

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (In thousands, except share and per share data) (unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025

Tour revenues	$199,247	$167,945	$407,260	$347,666

Operating expenses:
Cost of tours	102,612	91,391	209,355	184,239
General and administrative	34,169	31,083	66,216	63,805
Selling and marketing	32,024	26,390	67,960	54,632
Depreciation and amortization	18,488	14,674	36,161	29,969
Total operating expenses	187,293	163,538	379,692	332,645

Operating income	11,954	4,407	27,568	15,021

Other (expense) income:
Interest expense, net	(10,494)	(11,617)	(21,073)	(23,247)
(Loss) gain on foreign currency	(360)	759	(629)	1,300
Other (expense) income	(4)	30	55	29
Total other expense	(10,858)	(10,828)	(21,647)	(21,918)

Income (loss) before income taxes	1,096	(6,421)	5,921	(6,897)
Income tax provision (benefit)	1,439	547	213	(939)

Net income (loss)	(343)	(6,968)	5,708	(5,958)
Net income attributable to noncontrolling interest	1,063	1,550	614	1,400
Net income (loss) attributable to Lindblad Expeditions Holdings, Inc.	(1,406)	(8,518)	5,094	(7,358)
Series A redeemable convertible preferred stock dividend	-	1,223	497	2,426
Net income (loss) available to stockholders	$(1,406)	$(9,741)	$4,597	$(9,784)

Weighted average shares outstanding:
Basic	65,473,335	54,590,783	63,529,776	54,511,173
Diluted	65,473,335	54,590,783	64,354,788	54,511,173

Undistributed income (loss) per share available to stockholders:
Basic	$(0.02)	$(0.18)	$0.07	$(0.18)
Diluted	$(0.02)	$(0.18)	$0.07	$(0.18)

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the six months ended June 30,
	2026	2025
Cash Flows From Operating Activities
Net income (loss)	$5,708	$(5,958)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	36,161	29,969
Amortization of deferred financing costs, net	1,317	1,848
Amortization of right-to-use lease assets	1,477	869
Stock-based compensation	3,681	9,119
Deferred income taxes	(1,370)	(1,135)
Loss (gain) on foreign currency	629	(1,300)
Changes in operating assets and liabilities
Prepaid expenses and other current assets	311	(11,787)
Unearned passenger revenues	78,377	63,026
Other long-term assets	(389)	(1,242)
Accounts payable and accrued expenses	(16,309)	(4,871)
Operating lease liabilities	(1,064)	(924)
Net cash provided by operating activities	108,529	77,614

Cash Flows From Investing Activities
Purchases of property and equipment	(14,885)	(29,159)
Acquisitions (net of cash acquired)	-	(15,582)
Net cash used in investing activities	(14,885)	(44,741)

Cash Flows From Financing Activities
Repayments of long-term debt	(3)	(21)
Payment of deferred financing costs	(117)	-
Proceeds from exercise of options	6,603	-
Repurchase under stock-based compensation plans, related tax impacts	(4,596)	(1,380)
Additional acquisition of redeemable noncontrolling interest	(19,760)	-
Noncontrolling interest distributions	(604)	-
Net cash used in financing activities	(18,477)	(1,401)
Effect of exchange rate changes on cash	-	(288)
Net increase in cash, cash equivalents and restricted cash	75,167	31,184
Cash, cash equivalents and restricted cash at beginning of period	289,735	216,143

Cash, cash equivalents and restricted cash at end of period	$364,902	$247,327

Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest	$27,035	$24,730
Income taxes	2,360	1,253
Non-cash investing and financing activities:
Non-cash preferred stock dividend	$497	$2,426
Non-cash recognition of new leases	1,571	-
Additional paid-in capital exercise proceeds of option shares	(933)	-
Additional paid-in capital exchange proceeds used for option shares	933	-

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands)
(unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA Consolidated

Consolidated	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2026	2025	2026	2025
Net income (loss)	$(343)	$(6,968)	$5,708	$(5,958)
Interest expense, net	10,494	11,617	21,073	23,247
Income tax provision (benefit)	1,439	547	213	(939)
Depreciation and amortization	18,488	14,674	36,161	29,969
Loss (gain) on foreign currency	360	(759)	629	(1,300)
Stock-based compensation	1,935	5,392	3,681	9,119
Transaction-related costs	86	368	161	714
Reorganization costs	-	-	(279)	-
Other expense (income)	4	(30)	(55)	(29)
Adjusted EBITDA	$32,463	$24,841	$67,292	$54,823

Reconciliation of Operating Income to Adjusted EBITDA

Lindblad Segment	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2026	2025	2026	2025
Operating income (loss)	$3,850	$(2,070)	$14,415	$6,316
Depreciation and amortization	16,843	13,252	32,898	27,312
Stock-based compensation	1,767	5,135	3,371	8,862
Reorganization costs	-	-	(279)	-
Transaction-related costs	-	13	-	159
Adjusted EBITDA	$22,460	$16,330	$50,405	$42,649

Land Experiences Segment	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2026	2025	2026	2025
Operating income	$8,104	$6,477	$13,153	$8,705
Depreciation and amortization	1,645	1,422	3,263	2,657
Stock-based compensation	168	257	310	257
Transaction-related costs	86	355	161	555
Adjusted EBITDA	$10,003	$8,511	$16,887	$12,174

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Guest Metrics and per Available Guest Night metrics)
(unaudited)

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities	For the six months ended June 30,
	2026	2025
Net cash provided by operating activities	$108,529	$77,614
Less: purchases of property and equipment	(14,885)	(29,159)
Free Cash Flow	$93,644	$48,455

Guest Metrics — Lindblad Segment

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025
Available Guest Nights	91,185	81,515	171,346	156,840
Guest Nights Sold	82,922	70,198	157,644	137,172
Occupancy	91%	86%	92%	87%
Maximum Guests	12,561	11,393	23,924	20,997
Number of Guests	11,521	9,937	22,025	18,480
Voyages	162	153	318	274

Calculation of Gross and Net Yield per Available Guest Night	For the three months ended June 30,		For the six months ended June 30,
(In thousands, except for Available Guest Nights, Gross and Net Yield per Available Guest Night)	2026	2025	2026	2025
Guest ticket revenues	$113,364	$98,175	$237,548	$210,825
Other tour revenue	15,868	12,870	44,173	31,328
Tour revenues	129,232	111,045	281,721	242,153
Less: Commissions	(4,958)	(4,423)	(10,990)	(10,045)
Less: Other tour expenses	(6,261)	(5,445)	(21,963)	(16,333)
Net Yield	$118,013	$101,177	$248,768	$215,775
Available Guest Nights	91,185	81,515	171,346	156,840
Gross Yield per Available Guest Night	$1,417	$1,362	$1,644	$1,544
Net Yield per Available Guest Night	1,294	1,241	1,452	1,376

	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2026	2025	2026	2025
Operating income (loss)	$3,850	$(2,070)	$14,415	$6,316
Cost of tours	61,644	58,469	138,539	123,292
General and administrative	21,514	20,945	41,188	42,077
Selling and marketing	25,381	20,449	54,681	43,156
Depreciation and amortization	16,843	13,252	32,898	27,312
Less: Commissions	(4,958)	(4,423)	(10,990)	(10,045)
Less: Other tour expenses	(6,261)	(5,445)	(21,963)	(16,333)
Net Yield	$118,013	$101,177	$248,768	$215,775

LINDBLAD EXPEDITIONS HOLDINGS, INC. AND SUBSIDIARIES
Supplemental Financial Schedules
(In thousands, except for Guest Metrics and per Available Guest Night metrics)
(unaudited)

Calculation of Gross and Net Cruise Cost	For the three months ended June 30,		For the six months ended June 30,
(In thousands, except for Available Guest Nights, Gross and Net Cruise Cost per Avail. Guest Night)	2026	2025	2026	2025
Cost of tours	$61,644	$58,469	$138,539	$123,292
Plus: Selling and marketing	25,381	20,449	54,681	43,156
Plus: General and administrative	21,514	20,945	41,188	42,077
Gross Cruise Cost	108,539	99,863	234,408	208,525
Less: Commissions	(4,958)	(4,423)	(10,990)	(10,045)
Less: Other tour expenses	(6,261)	(5,445)	(21,963)	(16,333)
Net Cruise Cost	97,320	89,995	201,455	182,147
Less: Fuel Expense	(6,911)	(4,221)	(14,896)	(11,530)
Net Cruise Cost Excluding Fuel	90,409	85,774	186,559	170,617
Non-GAAP Adjustments:
Stock-based compensation	(1,767)	(5,135)	(3,371)	(8,862)
Reorganization costs	-	-	279	-
Transaction-related costs	-	(13)	-	(159)
Adjusted Net Cruise Cost Excluding Fuel	$88,642	$80,626	$183,467	$161,596
Adjusted Net Cruise Cost	$95,553	$84,847	$198,363	$173,126
Available Guest Nights	91,185	81,515	171,346	156,840
Gross Cruise Cost per Available Guest Night	$1,190	$1,225	$1,368	$1,330
Net Cruise Cost per Available Guest Night	1,067	1,104	1,176	1,161
Net Cruise Cost Excluding Fuel per Available Guest Night	991	1,052	1,089	1,088
Adjusted Net Cruise Cost Excluding Fuel per Available Guest Night	972	989	1,071	1,030
Adjusted Net Cruise Cost per Available Guest Night	1,048	1,041	1,158	1,104

Reconciliation of 2026 Adjusted EBITDA guidance:

(In millions)	Full Year 2026
Loss before income taxes	$(5)	to	$14
Depreciation and amortization	77	to	75
Interest expense, net	43	to	41
Stock-based compensation	11	to	8
Other	4	to	2
Adjusted EBITDA	$130	to	$140

A reconciliation of net income to Adjusted EBITDA is not provided because the Company cannot estimate or predict with reasonable certainty certain discrete tax items, which could significantly impact that financial measure.

   Operational and Financial Metrics

Adjusted EBITDA is defined by us as, net income (loss) excluding depreciation and amortization, net interest expense, income tax expense or benefit, foreign currency gains or losses and other certain non-operating items. Other non-operating items excluded, include such items as stock-based compensation, reorganization costs, executive severance costs, debt refinancing costs, acquisition-related expenses and other non-recurring charges. We believe Adjusted EBITDA, when considered along with other performance measures, is a useful measure to evaluate operating performance and trends. We believe this measure provides additional insight into underlying operating results by excluding items that may not be indicative of ongoing performance. Adjusted EBITDA is not intended to be a measure of liquidity or financial performance under GAAP and should not be considered in isolation or as a substitute for GAAP measures such as net income or cash flows from operations. Our definition and use of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

The following metrics apply to the Lindblad segment:

Adjusted Net Cruise Cost represents Net Cruise Cost adjusted for Non-GAAP other supplemental adjustments which include certain non-operating items such as stock-based compensation and acquisition-related expenses.

Available Guest Nights is a measurement of capacity available for sale and represents double occupancy per cabin (except single occupancy for a single capacity cabin) multiplied by the number of cruise days for the period.

Gross Cruise Cost represents the sum of cost of tours plus selling and marketing expenses, and general and administrative expenses.

Gross Yield per Available Guest Night represents tour revenues divided by Available Guest Nights.

Guest Nights Sold represents the number of guests carried for the period multiplied by the number of nights sailed within the period.

Maximum Guests is a measure of capacity and represents the maximum number of guests in a period and is based on double occupancy per cabin (except single occupancy for a single capacity cabin).

Net Cruise Cost represents Gross Cruise Cost excluding commissions and certain other direct costs of guest ticket revenues and other tour revenues.

Net Cruise Cost Excluding Fuel represents Net Cruise Cost excluding fuel costs.

Net Yield represents tour revenues less insurance proceeds, commissions and direct costs of other tour revenues.

Net Yield per Available Guest Night represents Net Yield divided by Available Guest Nights.

Number of Guests represents the number of guests that travel with us in a period.

Occupancy is calculated by dividing Guest Nights Sold by Available Guest Nights.

Voyages represent the number of ship expeditions completed during the period.